EXHIBIT 10
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OVERSEAS SHIPHOLDING GROUP, INC.
1998 STOCK OPTION PLAN


ARTICLE I.

PURPOSE

 	The purpose of the Overseas Shipholding Group, Inc. 1998 Stock Option Plan (the "Plan") is to enhance the profitability and value of Overseas Shipholding Group, Inc. (the "Company") for the benefit of their stockholders by enabling the Company to offer employees of the Company and its Affiliates, stock based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The Plan is effective as of the date set forth in
Article XII.


ARTICLE II.

DEFINITIONS

 	For purposes of the Plan, the following terms shall have the following meanings:

ARTICLE II.1. "Acquisition Events" shall have the meaning set forth in Section 4.2(d).

ARTICLE II.2.   "Affiliate" shall mean other than the
Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a subsidiary within the meaning of Code Section 424(f), beginning with the Company's parent within the meaning of Code Section 424(e), which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

ARTICLE II.3. "Board" shall mean the Board of Directors of the Company.

ARTICLE II.4. "Cause" shall mean, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct or refusal to attempt to perform services (for any reason other than illness or incapacity), as determined by the Committee in its sole discretion.

ARTICLE II.5. "Change of Control" shall have the meaning set forth in Article VIII.

ARTICLE II.6. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

ARTICLE II.7. "Committee" shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 a "non-employee director" as defined in Rule 16b-3 and, to the extent required by
Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

ARTICLE II.8.   "Common Stock" shall mean, subject to Section
4 hereof, the common stock, $1.00 par value per share, of the Company.

ARTICLE II.9.   "Company" shall mean Overseas Shipholding
Group, Inc., a Delaware 	corporation, and its successors and
assigns.

ARTICLE II.10. "Disability" shall mean, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, (i) with respect to Incentive Stock Options, an individual's inability, as determined by the Committee, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or, (ii) with respect to Non-Qualified Stock Options, an individual's inability, as determined by the Committee, to substantially perform the duties for which such Participant was hired for a period of at least six (6) months.

ARTICLE II.11. "Effective Date" shall mean the effective date of the Plan as defined in Article XII.

ARTICLE II.12.   "Eligible Employees" shall mean the
employees of the Company and its Affiliates who are eligible pursuant to Section 5.1 to be granted Stock Options under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean the employees of the Company, its Subsidiaries and its parent (within the meaning of Code Section 424(e)) who are eligible pursuant to
Section 5.2 to be granted Stock Options under the Plan.

ARTICLE II.13.   "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

ARTICLE II.14.   "Fair Market Value" for purposes of the
Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc., or any automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Option is granted or, if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the sale of the Common Stock was reported or quoted.

ARTICLE II.15.   "Incentive Stock Option" shall mean any
Stock Option awarded under the Plan intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

ARTICLE II.16.   "Non-Qualified Stock Option" shall mean any
Stock Option awarded under the Plan that is not an Incentive
Stock Option.

ARTICLE II.17.   "Participant" shall mean any Eligible
Employee of the Company or its Affiliates who has been granted a Stock Option pursuant to Article VI.

ARTICLE II.18. "Retirement" shall mean a Termination of Employment by a Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five
(55) as approved by the Committee, in its sole discretion, with regard to such Participant as a Retirement.

ARTICLE II.19.   "Rule 16b-3" shall mean Rule 16b-3 under
Section 16(b) of the Exchange Act as then in effect or any successor provisions.

ARTICLE II.20. "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

ARTICLE II.21.   "Stock Option" or "Option" shall mean any
Option to purchase shares of Common Stock granted to Eligible
Employees pursuant to Article VI.

ARTICLE II.22.   "Subsidiary" shall mean any subsidiary
corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE II.23.   "Ten Percent Stockholder" shall mean a
person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its parent corporations as defined in Section 424(e) of the Code.

ARTICLE II.24.   "Termination of Employment," except as
provided in the next sentence, shall mean (i) a termination of service of a Participant from the Company and its Affiliates; or
(ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. The Committee may otherwise define Termination of Employment in the Option grant or, if no rights of the Participant are reduced, may otherwise define Termination of Employment thereafter, including, but not limited to, defining Termination of Employment with regard to entities controlling, under common control with or controlled by the Company rather than just the Company and its Affiliates and/or entities that provide substantial services to the Company or its Affiliates to which the Participant has transferred directly from the Company or its Affiliates at the request of the Company.

ARTICLE II.25.   "Transfer" or "Transferred" shall mean
anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.


ARTICLE III.

ADMINISTRATION

ARTICLE III.1.   THE COMMITTEE.  The Plan shall be
administered and interpreted by the Committee.

ARTICLE III.2.   AWARDS.  The Committee shall have full
authority to grant, pursuant to the terms of the Plan (including
Article V hereof), Stock Options to Eligible Employees and to otherwise administer the Plan. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees to whom Stock Options may from time to time be granted hereunder;

(b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Employees;

(c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Stock
Option granted to an Eligible Employee;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder to an Eligible Employee (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)   to determine whether and under what circumstances a Stock
Option may be settled in cash and/or Common Stock under Section
6.3(d);

(f) to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Eligible Employees in order to exercise Stock Options under the Plan;

(g)   to modify, extend or renew a Stock Option, subject to
Section 9.1 hereof, provided, however, that if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of such Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; and

(h) to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made.

ARTICLE III.3. GUIDELINES. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

ARTICLE III.4.   DECISIONS FINAL.  Any decision,
interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

ARTICLE III.5. RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

ARTICLE III.6. PROCEDURES. If the Committee is appointed, the Board may, but need not, designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places including, without limitation, by telephone conference or by written consent, as the Committee shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee may keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE III.7.   DESIGNATION OF CONSULTANTS/LIABILITY.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Options granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him under the Plan.


ARTICLE IV.

SHARE AND OTHER LIMITATIONS

ARTICLE IV.1.   SHARES.

(a) GENERAL LIMITATION. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 1,300,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of shares of Common Stock underlying the unexercised Option shall again be available under the Plan. In addition, in determining the number of shares of Common Stock available for awards other than awards of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a Stock Option or the number shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available under the Plan. Any shares of Common Stock that are issued by the Company for, and any awards that are granted through the assumption of or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares of Common Stock available for issuance under the Plan other than with regard to determining the number of shares available for Incentive Stock Options.

(b) INDIVIDUAL PARTICIPANT LIMITATIONS. The maximum number of shares of Common Stock subject to any Option which may be granted under the Plan to each Participant during each calendar year during the term of the Plan shall not exceed 500,000 shares (subject to any increase or decrease pursuant to Section 4.2).
To the extent that shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to this Section 4.1(b) during a calendar year are not covered by a grant of an Option to a Participant issued in such calendar year, such shares of Common Stock shall automatically increase the number of shares available for grant of Options to such Participant in the subsequent calendar year during the term of the Plan.

ARTICLE IV.2. CHANGES.

(a) The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option granted under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise. No fractional shares of Common Stock shall be issued under the Plan.
 The Committee may, in its sole discretion, pay cash in lieu of any fractional shares of Common Stock in settlement of awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his Options that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Option) but contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

ARTICLE IV.3.   PURCHASE PRICE.  Notwithstanding any
provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.




ARTICLE V.

ELIGIBILITY

ARTICLE V.1. NON-QUALIFIED STOCK OPTIONS. All employees of the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

ARTICLE V.2. INCENTIVE STOCK OPTIONS. All employees of the Company, its Subsidiaries and its parent (within the meaning of Code Section 424(e)) are eligible to be granted Incentive Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.


ARTICLE VI.

STOCK OPTION GRANTS

ARTICLE VI.1. OPTIONS. Stock Options granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

ARTICLE VI.2.   GRANTS.  The Committee shall have the
authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option.

ARTICLE VI.3. TERMS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions, shall be subject to Section 3.2 hereof and the other provisions of this Plan, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) OPTION PRICE. The option price per share of Common Stock subject to an Incentive Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee but shall not be less than the 100% of the Fair Market Value of a share of Common Stock at the time of grant.

(b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

(c) EXERCISABILITY. Unless otherwise determined by the Committee at the time of grant, one-third (1/3) of each Stock Option, subject to the terms and conditions contained herein and the respective Stock Option agreement, shall vest and become exercisable on each anniversary of the date of grant of the Option, provided that the Participant has not incurred a Termination of Employment prior to the applicable vesting date. If any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at, or after, grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or part in the form of Common Stock owned by the Participant for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the surrender of vested Options owned by the Participant). No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

(e) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of Stock Option agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

(f) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads").
With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

ARTICLE VI.4. TERMINATION OF EMPLOYMENT. The following rules apply with regard to Options upon the Termination of Employment of a Participant unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter:

(a)   TERMINATION BY REASON OF DEATH.  If a Participant's
Termination of Employment is by reason of death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate at any time within a period of one
(1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(b) TERMINATION BY REASON OF DISABILITY OR RETIREMENT. If a Participant's Termination of Employment is by reason of Disability or Retirement, any Stock Option held by such Participant, may be exercised, to the extent exercisable at the Participant's Termination of Employment, by the Participant at any time within a period of one (1) year from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, in the case of Retirement, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(c) INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant's Termination of Employment is by involuntary termination without Cause, any Stock Option held by such Participant, may be exercised, to the extent exercisable at Termination of Employment, by the Participant at any time within a period of ninety (90) days from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Stock Option.

(d) VOLUNTARY TERMINATION. If a Participant's Termination of Employment is voluntary and occurs prior to, or more than ninety
(90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, may be exercised, to the extent exercisable at Termination of Employment, by the Participant at any time within a period of thirty (30) days from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Stock Option.

(e) TERMINATION FOR CAUSE. If a Participant's Termination of Employment (i) is for Cause or (ii) is a voluntary termination (as provided in subsection (d) above) within ninety (90) days after an event which would be grounds for a Termination of Employment for Cause, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination.

ARTICLE VI.5. INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an Incentive Stock Option.

 	Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.


ARTICLE VII.

NON-TRANSFERABILITY


ARTICLE VII.1. NON-TRANSFERABILITY. Except as provided in the last sentence of this Section 7.1, no Stock Option shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant, no Stock Option shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Stock Option shall be void. No such Stock Option shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Stock Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Stock Option, other than an Incentive Stock Option, that is otherwise not transferable pursuant to this Article VII is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.


ARTICLE VIII.

CHANGE OF CONTROL PROVISIONS

8.1 .	BENEFITS.  In the event of a Change of Control of the
Company (as defined below), except as otherwise provided by the Committee upon the grant of a Stock Option or, if no rights of the Participant are reduced, thereafter, the Participant shall be entitled to the following benefits:

(a) Subject to paragraph (b) below, all outstanding Stock Options granted prior to the Change of Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company or its Affiliates for an amount of cash equal to the excess of the Change of Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 8.1, Change of Control Price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change of Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change of Control.

(b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise, at the time an Option is granted to a Participant hereunder or, if no rights of the Participant are reduced, thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Option must meet the following criteria:

(i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change of Control;

(ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or more favorable exercise schedule; and

(iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change of Control).

 	For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto).

8.2 .	CHANGE OF CONTROL.  For purposes of the Plan, a "Change
of Control" shall be deemed to have occurred if:

(a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company or any Subsidiary, Maritime Overseas Corporation ("MOC") or any subsidiary of MOC, any employee benefit plan sponsored or maintained by the Company or any Subsidiary, MOC or any subsidiary of MOC (including any trustee of any such plan acting in his capacity as trustee) and any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) as of January 1, 1994 of at least fifteen percent (15%) of the Common Stock, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
Act) of shares of Common Stock having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company;

(b) the stockholders of the Company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transac-tion involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any stockholder of the Company owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction if such stockholder is not as of January 1, 1994, the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of at least fifteen percent (15%) of the Common Stock); or

(c) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company, or the board of directors of any successor to the Company (the "Board"), provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.


ARTICLE IX.

TERMINATION OR AMENDMENT OF THE PLAN

ARTICLE IX.1. TERMINATION OR AMENDMENT. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Article IX), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that the Plan may not be amended without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (subject to Section 4.2); (ii) decrease the minimum Option price of any Stock Option; or (iii) make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded. In addition, solely to the extent required by the applicable provisions of Rule 16b-3 or
Section 162(m) of the Code, or with respect to Incentive Stock Options, Section 422 of the Code, no amendment may be made without the approval of stockholders of the Company in accordance with the laws of the State of Delaware which would (i) increase the maximum individual Participant limitations for a calendar year under Section 4.1(b); (ii) change the classification of employees eligible to receive Stock Options under the Plan; or
(iii) extend the maximum Option term under Section 6.3(b).

 	The Committee may amend the terms of any Stock Options theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Option holder without the Option holder's consent.


ARTICLE X.

UNFUNDED PLAN

ARTICLE X.1. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


ARTICLE XI.

GENERAL PROVISIONS

ARTICLE XI.1.   LEGEND.  The Committee may require each
person receiving shares pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

 	All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

ARTICLE XI.2. OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE XI.3. NO RIGHT TO EMPLOYMENT. Neither the Plan nor the grant or exercise of any Stock Options hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment at any time.

ARTICLE XI.4. WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

 	The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

ARTICLE XI.5.   LISTING AND OTHER CONDITIONS.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system. The right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)   Upon termination of any period of suspension under this
Section 11.5, any Stock Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply OSG with any certificates, representations and information that OSG requests and otherwise cooperate with OSG in obtaining any listing, registration, qualification, exemption, consent or approval OSG deems necessary or appropriate.

ARTICLE XI.6. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

ARTICLE XI.7.   CONSTRUCTION.  Wherever any words are used in
the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so
apply.   To the extent applicable, the Plan shall be limited,
construed and interpreted in a manner so as to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code; however, noncompliance with Rule 16b-3 or Section 162(m) of the Code shall have no impact on the effectiveness of a Stock Option granted under the Plan.

ARTICLE XI.8. OTHER BENEFITS. No Stock Option granted or exercised under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

ARTICLE XI.9. COSTS. The Company shall bear all expenses included in administering the Plan, including expenses of issuing
Common Stock pursuant to the exercise of any Stock Options hereunder.

ARTICLE XI.10. NO RIGHT TO SAME BENEFITS. The provisions and terms of Stock Options need not be the same with respect to each Participant, and the Stock Options granted to individual
Participants need not be the same in subsequent years.

ARTICLE XI.11. DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant's Stock Options to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of a Stock Option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

ARTICLE XI.12. SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to
Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with
Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

ARTICLE XI.13.   SEVERABILITY OF PROVISIONS.  If any
provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

ARTICLE XI.14. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


ARTICLE XII.

EFFECTIVE DATE OF PLAN

 	The Plan has been adopted by the Board effective as of April 1, 1998, subject to and conditioned upon the approval of the Plan by the stockholders of the Company in accordance with the laws of the State of Delaware and the requirements of any applicable national securities exchange or automated quotation system.


ARTICLE XIII.

TERM OF PLAN

 	No Stock Option shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the earlier of the Effective Date or the date of stockholder approval, but such Stock Options granted prior to such date may extend beyond that date.


ARTICLE XIV.

NAME OF PLAN

 	The Plan shall be known as the "Overseas Shipholding Group, Inc. 1998 Stock Option Plan."

 	THE OVERSEAS SHIPHOLDING GROUP, INC.

 	1998 STOCK OPTION PLAN

 	TABLE OF CONTENTS
 	Page


 ARTICLE I.	PURPOSE	1

 ARTICLE II.	DEFINITIONS	1

 ARTICLE III.	ADMINISTRATION	4

 ARTICLE IV.	SHARE AND OTHER LIMITATIONS	7

 ARTICLE V.	ELIGIBILITY	9

 ARTICLE VI.	STOCK OPTION GRANTS	9

 ARTICLE VII.	NON-TRANSFERABILITY	13

 ARTICLE VIII.	CHANGE OF CONTROL PROVISIONS	13

 ARTICLE IX.	TERMINATION OR AMENDMENT OF THE PLAN	15

 ARTICLE X.	UNFUNDED PLAN	16

 ARTICLE XI.	GENERAL PROVISIONS	16

 ARTICLE XII.	EFFECTIVE DATE OF PLAN	19

 ARTICLE XIII.	TERM OF PLAN	19

 ARTICLE XIV.	NAME OF PLAN	19